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                      COINSURANCE FUNDS WITHHELD AGREEMENT


                                     between


                  SECURITY LIFE OF DENVER INTERNATIONAL LIMITED


                          (referred to as the Company)


                                       and


                       SCOTTISH RE LIFE (BERMUDA) LIMITED


                         (referred to as the Reinsurer)


                        Effective Date: December 31, 2004



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                                TABLE OF CONTENTS


                                                                            Page

ARTICLE I DEFINITIONS..........................................................1
     Section 1.1.   Definitions................................................1

ARTICLE II BASIS OF COINSURANCE AND BUSINESS COINSURED.........................4
     Section 2.1.   Coinsurance Funds Withheld.................................4
     Section 2.2.   Reinsurance Coverage.......................................5
     Section 2.3.   Reserves...................................................5
     Section 2.4.   Insurance Contract and Reserve Assumption Changes..........6

ARTICLE III TRANSFER OF ASSETS; ACCOUNTING; ADMINISTRATION.....................6
     Section 3.1.   Payments by the Company....................................6
     Section 3.2.   Funds Withheld Account.....................................6
     Section 3.3.   Delayed Payments...........................................7
     Section 3.4.   Offset and Recoupment Rights...............................7
     Section 3.5.   Administration.............................................7
     Section 3.6.   Certain Reports............................................8

ARTICLE IV REINSURANCE CREDIT; SECURITY........................................8
     Section 4.1.   Licenses...................................................8
     Section 4.2.   Security...................................................8
     Section 4.3.   SLDI Reserve Trust Agreement...............................8
     Section 4.4.   Investment of Trust Assets.................................9
     Section 4.5.   Deposit of Assets..........................................9
     Section 4.6.   Adjustment of Security and Withdrawals.....................9
     Section 4.7.   Withdrawals by the Company.................................9
     Section 4.8.   Assets in Trust of the Company............................10
     Section 4.9.   Compliance by the Company.................................10
     Section 4.10.  Reports...................................................10

ARTICLE V OVERSIGHTS; COOPERATION; REGULATORY MATTERS.........................10
     Section 5.1.   Oversights................................................10
     Section 5.2.   Cooperation...............................................11
     Section 5.3.   Regulatory Matters........................................11

ARTICLE VI DAC TAX............................................................11
     Section 6.1.   Election..................................................11

ARTICLE VII ARBITRATION.......................................................13
     Section 7.1.   Arbitration...............................................13
     Section 7.2.   Arbitration Procedure.....................................13


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ARTICLE VIII INSOLVENCY.......................................................14
     Section 8.1.   Insolvency of the Company.................................14

ARTICLE IX DURATION; RECAPTURE................................................14
     Section 9.1.   Duration..................................................14
     Section 9.2.   Survival..................................................15
     Section 9.3.   Recapture.................................................15
     Section 9.4.   Recapture Payments........................................15

ARTICLE X INDEMNIFICATION.....................................................15
     Section 10.1.  Reinsurer's Obligation to Indemnify.......................15
     Section 10.2.  Company's Obligation to Indemnify.........................15
     Section 10.3.  Certain Definitions and Procedures........................16

ARTICLE XI MISCELLANEOUS......................................................16
     Section 11.1.  Notices...................................................16
     Section 11.2.  Entire Agreement..........................................17
     Section 11.3.  Captions..................................................17
     Section 11.4.  Governing Law and Jurisdiction............................17
     Section 11.5.  No Third Party Beneficiaries..............................18
     Section 11.6.  Expenses..................................................18
     Section 11.7.  Counterparts..............................................18
     Section 11.8.  Severability..............................................18
     Section 11.9.  Waiver of Jury Trial; Multiplied and Punitive Damages.....18
     Section 11.10. Treatment of Confidential Information.....................18
     Section 11.11. Assignment................................................19
     Section 11.12. Service of Process........................................19

ARTICLE XII REPRESENTATIONS, WARRANTIES AND COVENANTS.........................19
     Section 12.1.  Representations, Warranties, and Covenants of the
                      Reinsurer...............................................19


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                      COINSURANCE FUNDS WITHHELD AGREEMENT

          THIS COINSURANCE FUNDS WITHHELD AGREEMENT (the "Agreement"), is made and entered into as of December 31, 2004 (the "Effective Date") by and between Security Life of Denver International Limited, a Bermuda-domiciled life insurance company (the "Company") and Scottish Re Life (Bermuda) Limited, a Bermuda-domiciled life insurance company (the "Reinsurer").

          WHEREAS, the Company, Security Life of Denver Insurance Company, a Colorado-domiciled insurance company ("SLD" and, together with the Company, the "Sellers"), and Scottish Re Group Limited ("Purchaser"), the indirect parent corporation of the Reinsurer, the Reinsurer, and Scottish Re (U.S.), Inc., have entered into an Asset Purchase Agreement, dated as of October 17, 2004 (the "Asset Purchase Agreement"), pursuant to which Sellers have agreed to sell, and the Purchaser has agreed to purchase, the individual life reinsurance business and certain assets of Sellers;

          WHEREAS, as contemplated by the Asset Purchase Agreement, the Company wishes to retrocede to the Reinsurer, and the Reinsurer wishes to indemnity reinsure, on a one-hundred percent (100%) coinsurance funds withheld basis, the Covered Insurance Contracts (as hereinafter defined); and

          WHEREAS, the Company wishes the Reinsurer to perform, or cause the performance of, certain administrative functions on behalf of the Company with respect to the Covered Insurance Contracts, and the Company and the Reinsurer have entered into an Administrative Services Agreement of even date herewith (the "Administrative Services Agreement") pursuant to which the Reinsurer shall provide, or cause the provision of, such administrative services;

          NOW, THEREFORE, in consideration of the mutual and several promises and undertakings herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Reinsurer agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

          Section 1.1. Definitions. Any capitalized term used but not defined herein shall have the meaning set forth in the Asset Purchase Agreement. The following terms shall have the respective meanings set forth below throughout this Agreement:

          "Administrative Services Agreement" has the meaning set forth in the preamble.

          "Affiliated Reinsurer" has the meaning set forth in the definition of "Triggering Event".

          "Agreement" has the meaning set forth in the preamble.

          "Asset Purchase Agreement" has the meaning set forth in the preamble.


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          "Bermuda SAP" means the statutory accounting practices prescribed or permitted by the BMA, including any accounting principles permitted under one or more Directions under Section 56 of the Bermuda Insurance Act 1978.

          "BMA" means the Bermuda Monetary Authority.

          "Company" has the meaning set forth in the preamble.

          "Company Indemnified Parties" has the meaning set forth in Section
10.1 of this Agreement.

          "Confidential Information" means all documents and information concerning one party, any of its Affiliates, the Reinsured Liabilities or the Covered Insurance Contracts, including any information relating to any person insured directly or indirectly under the Covered Insurance Contracts, furnished to the other party or such other party's Affiliates or representatives in connection with this Agreement or the transactions contemplated hereby, except that Confidential Information shall not include information which: (a) at the time of disclosure or thereafter is generally available to and known by the public other than by way of a wrongful disclosure by a party hereto or by any representative of a party hereto; (b) was available on a nonconfidential basis from a source other than the parties hereto or their representatives, provided that such source is not and was not bound by a confidentiality agreement with a party hereto; or (c) was independently developed without violating any obligations under this Agreement and without the use of any Confidential Information.

          "Confidentiality Agreement" means that certain confidentiality agreement dated May 4, 2004 by and between ING and Purchaser.

          "Covered Insurance Contracts" means all Insurance Contracts that are reinsurance agreements under which the reinsurance is assumed by the Company on a coinsurance funds withheld basis, as listed on Schedule 1.1(a). The parties agree to update Schedule 1.1(a) from time to time to reflect Covered Insurance Contracts entered into in accordance with the terms of this Agreement or discovered after the Effective Date.

          "DAC Asset" shall mean the amount of deferred acquisition costs of the Company, up to the amount of the Loss Reserve Redundancy, as permitted under that certain Direction under Section 56, issued by the BMA, dated April 28, 1999, as further described in Schedule 2.4(b) of the Asset Purchase Agreement and such similar Direction under Section 56 with respect to deferred acquisition costs of the Reinsurer, issued by the BMA on December 23, 2004.

          "Effective Date" means the effective date shown in the preamble of this Agreement.

          "Eligible Assets" has the meaning set forth in Section 4.4 of this Agreement.

          "Excess Amount" has the meaning set forth in Section 9.4 of this Agreement.


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          "Funds Withheld Account" has the meaning set forth in Section 3.2 of this Agreement.

          "Funds Withheld Balance" has the meaning set forth in Section 3.2 of this Agreement.

          "Independent Accountant" has the meaning set forth in Section 6.1(f) of this Agreement.

          "Loss Reserve Redundancy" means the excess of (i) the Reserves over
(ii) the level of reserves for the Covered Insurance Contracts calculated under U.S. GAAP in accordance with the reserve assumptions set forth in Exhibit A hereto, as certified by a member of the American Academy of Actuaries. The Loss Reserve Redundancy shall initially be the portion of the amount set forth on the SLDI Closing Statements as the amount required to be included on line 13(a) of the Bermuda Statutory Financial Return ("Sundry Assets - Loss Reserve Redundancy") with respect to the Business that is attributable to the Covered Insurance Contracts hereunder.

          "Premiums" means premiums, considerations, deposits and similar receipts with respect to the Covered Insurance Contracts.

          "Recapture Date" has the meaning set forth in Section 9.3 of this Agreement.

          "Reinsurer" has the meaning set forth in the preamble.

          "Reinsurer Indemnified Parties" has the meaning set forth in Section
10.2 of this Agreement.

          "Required Balance" has the meaning set forth in Section 4.3 of this Agreement.

          "Reserves" means the aggregate amount of reserves and other liabilities with respect to the Covered Insurance Contracts calculated for each calendar quarter on the same basis upon which the Company is required to calculate such reserves and other liabilities to comply with (i) the requirements of the BMA with respect to any Statutory Financial Return filed by the Company in accordance with Bermuda SAP and (ii) the terms of any "mirror image" reserve requirement contained in any Covered Insurance Contract, or any underlying reinsurance agreement or as otherwise required by Applicable Law to permit the Company to take statutory financial statement credit.

          "Scottish Annuity & Life" means Scottish Annuity & Life Insurance Company (Cayman) Ltd., a company organized under the laws of the Cayman Islands.

          "Scottish Re Group" means Scottish Re Group Limited, a holding company organized under the laws of the Cayman Islands.

          "Shortfall Amount" has the meaning set forth in Section 9.4 of this Agreement.

          "Triggering Event" means any of the following occurrences:


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          (i) the existence of an insolvency, rehabilitation, conservation or comparable proceeding by or against the Reinsurer or any Affiliate of Reinsurer that at the time in question is reinsuring any of the Business (an "Affiliated Reinsurer"), Scottish Annuity & Life or Scottish Re Group;

          (ii) the risk based capital (under applicable insurance law requirements), calculated quarterly, of any Affiliated Reinsurer domiciled in the United States falls below 125% of the Company Action Level RBC, and is not increased to at least 125% within thirty (30) calendar days after the date upon which the Reinsurer is required to provide to the Company the report pursuant to Section 3.6 of this Agreement that would reflect such deficiency;

          (iii) the capital adequacy ratio (as currently calculated for Standard & Poor's as set forth on Schedule 1.1(b)), calculated quarterly, of consolidated Scottish Re Group or consolidated Scottish Annuity & Life falls below 100%, and is not increased to at least 100% within thirty (30) calendar days after the date upon which the Reinsurer is required to provide to the Company the report pursuant to Section 3.6 of this Agreement that would reflect such deficiency;

          (iv) there has been a material breach of any Reinsurance Agreement by the Reinsurer or an Affiliated Reinsurer, including, without limitation, failure to fund any trust as required, and such breach has not been cured within thirty (30) calendar days after notice; or

          (v) there has been a termination or amendment to any keepwell agreement described in Section 5.26 of the Asset Purchase Agreement without the Company's prior written consent, which consent shall not be unreasonably withheld.

          "Termination Date" means the date on which this Agreement is terminated in accordance with the terms and conditions of Article IX hereof.

          "UCC" means the New York Uniform Commercial Code.

                                   ARTICLE II
                   BASIS OF COINSURANCE AND BUSINESS COINSURED

          Section 2.1. Coinsurance Funds Withheld.

          (a) Subject to the terms and conditions of this Agreement, the Company hereby cedes on a coinsurance funds withheld basis to the Reinsurer as of the Effective Date, and the Reinsurer hereby accepts and agrees to assume and indemnity reinsure on a coinsurance funds withheld basis as of the Effective Date, one hundred percent (100%) of all Reinsured Liabilities arising under or relating to the Covered Insurance Contracts. This Agreement is an agreement for indemnity reinsurance solely between the Company and the Reinsurer and shall not create any legal relationship whatsoever between the Reinsurer and any Person other than the Company. The reinsurance effected under this Agreement shall be maintained in force, without reduction, unless such reinsurance is terminated or reduced as provided herein.


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          (b) On and after the Effective Date, the Reinsurer will have the responsibility for paying to or on behalf of the Company, as and when due, all Reinsured Liabilities arising under or attributable to the Covered Insurance Contracts.

          Section 2.2. Reinsurance Coverage. In no event shall the reinsurance provided hereunder with respect to a particular Covered Insurance Contract be in force and binding unless such Covered Insurance Contract is in force and binding as of the Effective Date; provided, however, that the Covered Insurance Contracts reinsured hereunder shall include (a) all lapsed or surrendered insurance contracts subject to the reinsurance hereunder, that are reinstated in accordance with their terms on and after the Effective Date; and (b) all Unexecuted Assumed Reinsurance Contracts of the Company on a coinsurance funds withheld basis. Upon the reinstatement of any lapsed or surrendered policy included within Covered Insurance Contracts, such reinstated Covered Insurance Contract shall be automatically reinsured hereunder, when, and to the extent that, the Company is liable under such reinstated Covered Insurance Contract.

          Section 2.3. Reserves. On and after the Effective Date, the Reinsurer shall establish and maintain as a liability on its Statutory Financial Returns filed with the BMA, Reserves for the Covered Insurance Contracts ceded hereunder, calculated consistent with (a) the reserve requirements, Bermuda SAP and actuarial principles applicable to the Company under Bermuda Law; and (b) otherwise in accordance with any valuation bases and methods of determining Reserves that may be provided in the Covered Insurance Contracts. The Reinsurer shall also establish and maintain the DAC Asset as an admitted asset offsetting such Reserves in part on its Statutory Financial Returns. The Reinsurer shall provide the Company, no later than forty-five (45) calendar days after the end of each calendar year, with copies of all actuarial opinions and actuarial memoranda and all reserve evaluations pertaining to (i) the Reserves for the Covered Insurance Contracts, and (ii) the determination of the value of the DAC Asset, including, without limitation, any actuarial opinions and reserve evaluations performed by independent actuaries, auditors or other outside consultants. The Company agrees that the Reserves that it establishes and maintains on its Statutory Financial Returns filed with the BMA with respect to the Covered Insurance Contracts shall be consistent with the Reserves established by the Reinsurer; provided, however, that the Company may, at its own cost at any time, upon reasonable notice to the Reinsurer following the Effective Date, examine the Books and Records, and any other books and records that would have been included in the Books and Records had they been in existence on the Effective Date, maintained by the Reinsurer in accordance with the terms of this Agreement, and review the Reinsurer's reserve procedures. If as a result of such examination the Company believes that the Reserves are not consistent with the requirements of clauses (a) and (b) of the first sentence of this Section 2.3 in all material respects, or if the value of the DAC Asset is materially overstated, the Reinsurer shall, at the Company's request and expense, obtain and deliver to the Company an actuarial opinion as to the adequacy of the Reserves for the Covered Insurance Contracts, or the value of the DAC Asset, as the case may be, produced by an independent actuary reasonably acceptable to the Company. In the event that the actuarial opinion so rendered reasonably indicates a material inadequacy in the Reserves for the Covered Insurance Contracts, or in the Reinsurer's reserve procedures, or a material overstatement of the value of the DAC Asset, the Reinsurer shall promptly adjust the amount of the Reserves for the Covered Insurance Contracts or the value of the DAC Asset, and implement appropriate changes to its procedures so as to avoid inadequacies


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in future periods; provided, however, the Reinsurer shall have the right to contest the findings of such actuarial opinion in accordance with the provisions of Article VII.

          Section 2.4. Insurance Contract and Reserve Assumption Changes. The Company shall not change (a) the terms and conditions of any Covered Insurance Contracts or (b) the assumptions and methods used to establish the Reserves attributable to the Covered Insurance Contracts, except as required by Applicable Law, and the Company shall notify the Reinsurer promptly upon becoming aware of the requirement to effect any such change and provide the Reinsurer the opportunity to contest such requirement.

                                  ARTICLE III
                 TRANSFER OF ASSETS; ACCOUNTING; ADMINISTRATION

          Section 3.1. Payments by the Company.

          (a) As consideration for the Reinsurer's agreement to provide reinsurance pursuant to the Reinsurance Agreements between the Company and the Reinsurer, the Company is transferring, on the Effective Date, to the Reinsurer, the SLDI Reserve Trust Account and the SLDI Security Trust Account, as appropriate, as an initial reinsurance premium, Transferred Statutory Assets, including, without limitation, the DAC Asset, Investment Assets, and cash having a value determined in accordance with Section 2.4(d) of the Asset Purchase Agreement.

          (b) The Reinsurer shall be entitled prior to the Recapture Date, as additional reinsurance premium, to payment of amounts equal to Premiums received by the Company on and after the Effective Date that are attributable to the Covered Insurance Contracts provided, however, that following the occurrence of a Triggering Event, the Company shall be entitled to retain such amounts as funds withheld under this Agreement, provided further, however, that such funds may be used by the Company as set forth in Section 4.7 of this Agreement, and any amount remaining upon termination of this Agreement pursuant to Section 9.1, other than as a result of a recapture, shall be paid to the Reinsurer. Any funds withheld pursuant to this Section 3.1(b) shall be credited against the Required Balance. For the avoidance of doubt, the parties acknowledge and agree that the Company retains all right, title and interest to all Premiums and other amounts received with respect to the Covered Insurance Contracts, subject to its contractual obligations under this Agreement to pay corresponding amounts over to the Reinsurer in accordance with Section 3.2 hereof.

          (c) To the extent that the Company recovers amounts from any third party relating to the Business attributable to the Covered Insurance Contracts (including, without limitation, Premiums in arrears from a policyholder or ceding company with respect to a reinstated Covered Insurance Contract, litigation recoveries, premium and reinsurance recoverables), the Company shall transfer such amounts to the Reinsurer and provide the Reinsurer with any pertinent information that the Company may have relating thereto in accordance with Section 3.2 hereof.

          Section 3.2. Funds Withheld Account.

          (a) The Company shall maintain a funds withheld account payable to the Reinsurer on its books during the term of this Agreement (the "Funds Withheld Account"). The


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aggregate amount maintained by the Company on its books as a receivable for funds held by or deposited with ceding companies under the Covered Insurance Contracts at any time shall be the "Funds Withheld Balance" at such time.

          (b) Simultaneously with the payment of the initial reinsurance premium pursuant to Section 3.1(a), the Company shall withhold from the Reinsurer an amount equal to the amount maintained by the Company on its books as a receivable for funds held by or deposited with ceding companies under the Covered Insurance Contracts as of the Effective Date as the initial Funds Withheld Balance.

          (c) During the term of this Agreement, the Funds Withheld Balance as of the last day of any relevant accounting period shall be determined according to the terms of the Covered Insurance Contracts as if the Reinsurer was in the Company's position under each Covered Insurance Contract and the Company was in the ceding company's position under each such Covered Insurance Contract; provided, however, the Funds Withheld Balance may not be less than zero (0). In connection with the quarterly accounting pursuant to the Administrative Services Agreement, (i) the Company will pay to the Reinsurer any net amount the Company receives from the ceding companies under the Covered Insurance Contracts, including without limitation any cash settlement under the funds withheld accounts, and (ii) the Reinsurer will pay to the Company any net amount the Company is obligated to pay to the ceding companies under the Covered Insurance Contracts, including without limitation any cash settlement under the funds withheld accounts. Notwithstanding anything to the contrary in the foregoing sentences, the amount of any change in the "Reinsurance IMR" as defined in the SLD-SLDI Retrocession Agreements (as modified, amended or restated) and any investment income on such Reinsurance IMR shall be retained by the Company and shall not be included in any settlement between the Company and the Reinsurer.

          Section 3.3. Delayed Payments. If there is a delayed settlement of any payment due hereunder, interest will accrue on such payment at the 180-Day Treasury Rate then in effect until settlement is made. For purposes of this
Section 3.3, a payment will be considered overdue, and such interest will begin to accrue, on the first day immediately following the date such payment is due. For greater clarity, (i) a payment shall be deemed to be due hereunder on the last date on which such payment may be timely made under the applicable provision, and (ii) interest will not accrue on any payment due the Reinsurer hereunder unless the delayed settlement thereof was caused by the Company.

          Section 3.4. Offset and Recoupment Rights. Any debits or credits incurred on and after the Effective Date in favor of or against either the Company or Reinsurer with respect to this Agreement or any other reinsurance agreements or trust agreements that constitute Related Agreements or otherwise are deemed mutual debits or credits, as the case may be, shall be set off and recouped, and only the net balance shall be allowed or paid. This Section 3.4 shall apply notwithstanding the existence of any insolvency, rehabilitation, conservatorship or comparable proceeding by or against the Company or the Reinsurer.

          Section 3.5. Administration. The Reinsurer will administer, or cause the administration of, the Covered Insurance Contracts and provide quarterly accountings with respect thereto to the Company in accordance with the Administrative Services Agreement. All


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reports, remittances and payments due to or from a party hereto shall be made in accordance with the procedures set forth in the Administrative Services
Agreement.

          Section 3.6. Certain Reports.

          (a) Not later than sixty (60) calendar days after the end of each calendar year, and forty-five (45) days after the end of any calendar quarter other than the quarter ending on December 31, the Reinsurer shall provide to the Company a calculation of (x) the risk based capital of each entity identified in Clause (ii) of the definition of the Triggering Event, and (y) the capital adequacy ratio calculated as set forth on Schedule 1.1(b) of the entities identified in Clause (iii) of the definition of Triggering Event. Each such calculation shall include reasonable supporting detail.

          (b) The Reinsurer shall also provide written notice of the occurrence of any Triggering Event within two (2) Business Days after its occurrence. The Company may, at its own expense, review Reinsurer's or an Affiliated Reinsurer's books and records reasonably necessary to confirm the calculations provided by Reinsurer pursuant to this Section 3.6(b). In addition, Reinsurer shall cooperate fully with the Company and promptly respond to the Company's reasonable inquiries from time to time concerning the determination of whether a Triggering Event has occurred.

                                   ARTICLE IV
                          REINSURANCE CREDIT; SECURITY

          Section 4.1. Licenses. At all times during the term of this Agreement, the Reinsurer shall hold and maintain all licenses and authorizations required under Bermuda Law and otherwise take all action that may be necessary (i) so that the Company shall receive full reserve credits for reinsurance ceded under this Agreement in the Statutory Financial Return filed with the BMA, and (ii) to perform its obligations hereunder.

          Section 4.2. Security. In accordance with the Asset Purchase Agreement, the Reinsurer, as grantor, is creating the SLDI Reserve Trust Account with a trustee approved by the Company, naming the Company as sole beneficiary thereof. The SLDI Reserve Trust Account shall initially be funded with Investment Assets and cash transferred from the Company. In accordance with the SLDI Reserve Trust Agreement, the Reinsurer hereby pledges the assets in the SLDI Trust Account to perfect a first priority security interest in favor of the Company under Article 9 of the UCC. During the term of the SLDI Reserve Trust Agreement, the Reinsurer shall not, and shall direct that the trustee shall not, grant or cause to be created in favor of any third person any security interest whatsoever in any of the assets in the SLDI Trust Accounts.

          Section 4.3. SLDI Reserve Trust Agreement. The trustee shall hold assets in the SLDI Reserve Trust Account pursuant to the terms of the SLDI Reserve Trust Agreement. The fair market value of assets in the SLDI Reserve Trust Account shall be not less than the Reserves attributable to the Covered Insurance Contracts and to the "Reserves" under the other Insurance Contracts reinsured by the Reinsurer on a coinsurance basis under the other Reinsurance Agreements between the Company and the Reinsurer, net of the aggregate value of the DAC Asset that is attributable to all Covered Insurance Contracts under the Reinsurance

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

Agreements between the Company and the Reinsurer and net of the Funds Withheld Balance hereunder (such net amount being the "Required Balance").

          Section 4.4. Investment of Trust Assets. The assets held in the SLDI Reserve Trust Account shall be valued at their fair market value as of the date as of which such assets are required to be valued. The assets that may be held in the SLDI Reserve Trust Account (the "Eligible Assets") shall consist of cash and investments of the type permitted by Bermuda Law; provided, that (i) each such investment that is a security is issued by an institution that is not the Reinsurer, the Company or an Affiliate of either party, and (ii) such investments comply with the requirements specified by the Eligible Asset Guidelines as set forth on Schedule 4.4.

          Section 4.5. Deposit of Assets. Prior to depositing assets in the SLDI Reserve Trust Account, Reinsurer will execute assignments or endorsements in blank, or transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the Company, or the trustee upon the direction of the Company, may whenever necessary negotiate these assets without the consent or signature from the Reinsurer or any other entity.

          Section 4.6. Adjustment of Security and Withdrawals. The Reinsurer shall maintain Eligible Assets in the SLDI Reserve Trust Account with an aggregate fair market value at least equal to the Required Balance. The amount of assets held in the SLDI Reserve Trust Account shall be adjusted following the end of each calendar quarter.

          (a) If the aggregate fair market value of the Eligible Assets held in the SLDI Reserve Trust Account at the end of any calendar quarter is less than the Required Balance, the Reinsurer shall, no later than fifteen (15) calendar days following delivery of the reserve report included in the quarterly report provided pursuant to the Administrative Services Agreement, transfer additional Eligible Assets to the SLDI Reserve Trust Account so that the aggregate fair market value of the Eligible Assets held in the SLDI Reserve Trust Account is not less than the Required Balance.

          (b) If the aggregate fair market value of the Eligible Assets in the SLDI Reserve Trust Account at the end of any calendar quarter exceeds 102% of the Required Balance, then the Reinsurer shall have the right to seek approval (which shall not be unreasonably or arbitrarily withheld) from the Company to withdraw the excess. For the purposes of the foregoing sentence, in the event that a Triggering Event has occurred, the parties acknowledge and agree that it shall not be unreasonable for the Company to withhold its consent to any such withdrawal.

          Section 4.7. Withdrawals by the Company. The Company may withdraw the assets held in the SLDI Reserve Trust Account at any time and from time to time, notwithstanding any other provisions of this Agreement, and assets withdrawn from such SLDI Reserve Trust Account shall be utilized and applied by the Company (or any successor by operation of law of the Company, including, but not limited to, any liquidator, rehabilitator, receiver or conservator of the Company), without diminution because of insolvency on the part of the Company or the Reinsurer; provided however, that following any such withdrawal the Company (or any successor by operation of law of the Company, including, but not limited to,


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

any liquidator, rehabilitator, receiver or conservator of the Company) may only apply such assets for one or more of the following purposes:

          (a) to pay, or reimburse the Company for payment of, Premiums received by Reinsurer hereunder which are to be returned to policyholders or ceding companies because of cancellations of Covered Insurance Contracts reinsured hereunder and any other "Covered Insurance Contracts" under any other Reinsurance Agreements between the Company and the Reinsurer that are reinsured on a coinsurance basis;

          (b) to pay, or reimburse the Company for payment of, surrenders, benefits, losses or other amounts payable pursuant to the provisions of the Covered Insurance Contracts reinsured hereunder and any other "Covered Insurance Contracts" under any other Reinsurance Agreements between the Company and the Reinsurer that are reinsured on a coinsurance basis; and

          (c) to fund an account with the Company in an amount no less than the deduction, for reinsurance ceded, from the Company's liabilities for the Reserves to be maintained with respect to the Covered Insurance Contracts reinsured hereunder and any other "Covered Insurance Contracts" under any other Reinsurance Agreements between the Company and the Reinsurer that are reinsured on a coinsurance basis.

          Section 4.8. Assets in Trust of the Company. Any assets deposited into an account of the Company (or any successor by operation of law of the Company, including, but not limited to, any liquidator, rehabilitator, receiver or conservator of the Company) pursuant to Section 4.7(c), and any interest or other earnings thereon shall be held by the Company (or any successor by operation of law of the Company, including, but not limited to, any liquidator, rehabilitator, receiver or conservator of the Company) in trust for the benefit of the Reinsurer, subject to the Company's right to apply such assets to amounts due and payable by the Reinsurer to the Company under this Agreement, and shall at all times be maintained, separate and apart from any assets of the Company, for the sole purpose of funding the payments and reimbursements described in Sections 4.7(a) through (c), inclusive, of this Article IV.

          Section 4.9. Compliance by the Company. The Company (or any successor by operation of law of the Company, including, but not limited to, any liquidator, rehabilitator, receiver or conservator of the Company) shall ensure that any assets held in trust pursuant to Section 4.7(c) comply with the provisions of Sections 4.4, 4.7(a) and 4.7(b) in accordance with its fiduciary obligations as trustee with respect to such amounts.

          Section 4.10. Reports. At the Company's request, the Reinsurer shall provide the Company with its audited Annual Statutory Financial Return along with the audit report thereon, as well as any quarterly reports required to be filed by the Reinsurer.

                                   ARTICLE V
                   OVERSIGHTS; COOPERATION; REGULATORY MATTERS

          Section 5.1. Oversights. Inadvertent delays, errors or omissions made in connection with this Agreement or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery, and provided, further, that the party making such error or omission or responsible for such delay shall be responsible for any additional liability which attaches as a result. If (a) the failure of either party to comply with any provision of this Agreement is unintentional or the result of a misunderstanding or oversight and (b) such failure to comply is promptly rectified, both parties shall be restored as closely as possible to the positions they would have occupied if no error or oversight had occurred.

          Section 5.2. Cooperation. Each party hereto shall cooperate fully with the other in all reasonable respects in order to accomplish the objectives of this Agreement.

          Section 5.3. Regulatory Matters. If the Company or the Reinsurer receives notice of, or otherwise becomes aware of, any regulatory inquiry, investigation or proceeding relating to the Covered Insurance Contracts, the Company or the Reinsurer, as applicable, shall promptly notify the other party thereof, whereupon the parties shall cooperate in good faith and use their respective commercially reasonable efforts to resolve such matter in a mutually satisfactory manner, in light of all the relevant business, regulatory and legal facts and circumstances.

                                   ARTICLE VI
                                     DAC TAX

          Section 6.1. Election.

          (a) All uncapitalized terms used herein shall have the meanings set forth in the regulations under Section 848 of the Code.

          (b) Each of the Company and the Reinsurer acknowledges that it is subject to taxation under Subchapter L of the Code and hereby makes the election contemplated by Section 1.848-2(g)(8) of the Treasury Regulations with respect to this Agreement. Each of the Company and the Reinsurer (i) agrees that such election is effective for the taxable year of each party that includes the Effective Date and for all subsequent years during which this Agreement remains in effect and (ii) warrants that it will take no action to revoke the election.

          (c) Pursuant to Section 1.848-2(g)(8) of the Treasury Regulations, each of the Company and the Reinsurer hereby agrees (i) to attach a schedule to its federal income tax return for its first taxable year ending on or after the Effective Date that identifies this Agreement as a reinsurance agreement for which the joint election under Section 1.848-2(g)(8) has been made, (ii) that the party with net positive consideration for this Agreement for each taxable year will capitalize its specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Code, and (iii) to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service. The Reinsurer shall prepare and execute duplicate copies of the schedule described in the preceding sentence as soon as practicable after the Effective Date and submit them to the Company for execution. The

Company shall execute the copies and return one of them to the Reinsurer within thirty (30) calendar days of the receipt of such copies.

          (d) The Company shall submit a schedule to the Reinsurer by May 1 of each year of its calculation of the net consideration under this Agreement for the preceding taxable year. This schedule of calculations shall be accompanied by a statement signed by an authorized representative of the Company stating that the Company shall report such net consideration in its federal income tax return for the preceding taxable year.

          (e) The Reinsurer may contest such calculation by providing an alternative calculation to the Company in writing within thirty (30) calendar days after the date on which the Reinsurer receives the Company's calculation. If the Reinsurer does not so notify the Company, the Reinsurer shall report the net consideration under this Agreement as determined by the Company in the Reinsurer's federal income tax return for the preceding taxable year.

          (f) If Reinsurer contests the Company's calculation of the net consideration under this Agreement, the parties shall act in good faith to reach an agreement as to the correct amount of net consideration within thirty (30) calendar days after the date on which the Reinsurer submits its alternative calculation. If Reinsurer and the Company reach an agreement as to the amount of net consideration under this Agreement, each party shall report such amount in its federal income tax return for the preceding taxable year.

          If, during such period, Reinsurer and the Company are unable to reach an agreement, they shall promptly thereafter cause Deloitte & Touche USA LLP (the "Independent Accountants") to promptly review (which review shall commence no later than five (5) calendar days after the selection of the Independent Accountants) this Agreement and the calculations of Reinsurer and the Company for the purpose of calculating the net consideration under this Agreement. In making such calculation, the Independent Accountants shall consider only those items or amounts in the Company's calculation as to which the Reinsurer has disagreed.

          The Independent Accountants shall deliver to Reinsurer and the Company, as promptly as practicable (but no later than thirty (30) calendar days after the commencement of their review), a report setting forth such calculation, which calculation shall result in a net consideration between the amount thereof shown in the Company's calculation delivered pursuant to Section 6.1(d) and the amount thereof shown in Reinsurer's calculation delivered pursuant to Section 6.1(e). Such report shall be final and binding upon Reinsurer and the Company. The fees, costs and expenses of the Independent Accountants shall be borne (i) by the Company if the difference between the net consideration as calculated by the Independent Accountants and the Company's calculation delivered pursuant to Section 6.1(d) is greater than the difference between the net consideration as calculated by the Independent Accountants and Reinsurer's calculation delivered pursuant to Section 6.1(e), (ii) by the Reinsurer if the first such difference is less than the second such difference, and (iii) otherwise equally by Reinsurer and the Company.

                                   ARTICLE VII
                                   ARBITRATION

          Section 7.1. Arbitration.

          (a) After the Closing Date, any dispute between the parties with respect to the calculation of amounts that are to be calculated, reported, or that may be audited pursuant to this Agreement (other than disputes relating to:
(i) the SLDI Closing Statement and the assets to be transferred to the Reinsurer, the SLDI Reserve Trust Account and the SLDI Security Trust Account pursuant to Article II of the Asset Purchase Agreement, which shall be resolved in accordance with the Asset Purchase Agreement; (ii) calculations relating to DAC tax, which shall be resolved in accordance with Article VI hereof, or (iii) matters relating to whether a Triggering Event has occurred), shall be decided through negotiation and, if necessary, arbitration as set forth in Section 7.2.

          (b) The parties intend this Section 7.1 to be enforceable in accordance with the Bermuda International Conciliation and Arbitration Act 1993, including any amendments to such law which are subsequently adopted. In the event that either party refuses to submit to arbitration as required by Section 7.1(a), the other party may request the court specified in Section 11.4 to compel arbitration.

          Section 7.2. Arbitration Procedure. The Company and Reinsurer intend that any dispute between them arising under this Agreement (excluding those disputes identified in Section 7.1(a)) be resolved without resort to any litigation. Accordingly, the Company and Reinsurer agree that they will negotiate diligently and in good faith to agree on a mutually satisfactory resolution of any such dispute; provided, however, that if any such dispute cannot be so resolved by them within sixty (60) calendar days (or such longer period as the parties may agree) after commencing such negotiations, the Company and Reinsurer agree that they will submit such dispute to arbitration in the manner specified in, and such arbitration proceeding will be conducted in accordance with, the Supplementary Rules for the Resolution of Intra-Industry U.S. Reinsurance and Insurance Disputes of the American Arbitration Association.

          The arbitration hearing will be before a panel of three (3) disinterested arbitrators, each of whom must be a present or former officer of a life insurance or life reinsurance company familiar with the life reinsurance business, or other professionals with experience in life insurance or reinsurance, provided that such professionals shall not have performed services for either party within the previous five (5) years, and provided further that no arbitrator shall be a former employee of the Company or any of its Affiliates. The Company and Reinsurer will each appoint one arbitrator by written notification to the other party within thirty (30) calendar days after the date of the mailing of the notification initiating the arbitration. These two arbitrators will then select the third arbitrator within sixty (60) calendar days after the date of the mailing of the notification initiating arbitration.

          If either the Company or Reinsurer fails to appoint an arbitrator, or should the two arbitrators be unable to agree upon the choice of a third arbitrator, the president of the Appointment Committee of the Chartered Institute of Arbitrators (Bermuda Branch) will appoint the necessary arbitrators within thirty (30) calendar days after the request to do so.

          The arbitrators shall base their decision on the terms and conditions of this Agreement. However, if the terms and conditions of this Agreement do not explicitly dispose of an issue in dispute between the parties, the arbitrators may base their decision on the customs and practices of the life insurance and life reinsurance industry together with an interpretation of the law. The vote or approval of a majority of the arbitrators will decide any question considered by the arbitrators. The place of arbitration will be determined by the arbitrators. Each decision (including, without limitation, each award) of the arbitrators will be final and binding on all parties and will be nonappealable, except that (at the request of either the Company or Reinsurer) any award of the arbitrators may be confirmed (or, if appropriate, vacated) by a judgment entered by the court specified in Section 11.4. No such award or judgment will bear interest except as provided in Section 3.2. In no event may the arbitrators award punitive or exemplary damages. Each party will be responsible for paying
(a) all fees and expenses charged by its respective counsel, accountants, actuaries, and other representatives in conjunction with such arbitration and
(b) one-half of the fees and expenses charged by each arbitrator.

                                  ARTICLE VIII
                                   INSOLVENCY

          Section 8.1. Insolvency of the Company. In the event of the insolvency of the Company, all coinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by the Reinsurer directly to the Company or to its statutory liquidator, receiver or statutory successor on the basis of the liability of the Company under the Covered Insurance Contracts without diminution because of the insolvency of the Company. It is understood, however, that in the event of the insolvency of the Company, the liquidator, receiver or statutory successor of the Company shall give written notice of the pendency of a claim against the Company on a Covered Insurance Contract within a reasonable period of time after such claim is filed in the insolvency proceedings and that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its liquidator, receiver or statutory successor. It is further understood that the expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

                                   ARTICLE IX
                               DURATION; RECAPTURE

          Section 9.1. Duration. This Agreement shall continue in force until such time as (i) the Company's liability with respect to all Covered Insurance Contracts reinsured hereunder is terminated in accordance with their respective terms, or the Company has elected to recapture the reinsurance of Covered Insurance Contracts following the occurrence of a Triggering Event, and (ii) the Company has received payments which discharge such liability in full in accordance with the provisions of this Agreement. In no event shall the interpretation of this Section 9.1 imply any unilateral right of the Reinsurer to terminate this Agreement; provided, however, that in the event that the Company fails to timely pay any material amount due the Reinsurer hereunder, and such amount remains unpaid for thirty (30) days, the Reinsurer shall have the right to terminate reinsurance hereunder upon the end of such period. In such case, the provisions of Section 9.3 shall apply as if the Termination Date were a Recapture Date and the Reinsurer shall be relieved of all liability under this Agreement to make future payments to the Company.

          Section 9.2. Survival. Notwithstanding the other provisions of this
Article IX, the terms and conditions of Articles I, VI and X and the provisions of Sections 11.1, 11.4, 11.6, 11.9 and 11.10 shall remain in full force and effect after the Termination Date.

          Section 9.3. Recapture. Upon the occurrence of a Triggering Event, the Company shall have the right to recapture all, and not less than all, of the reinsurance ceded under this Agreement, by providing the Reinsurer with written notice of its intent to effect recapture. Recapture of the Covered Insurance Contracts shall be effective on the tenth (10th) day following the day on which the Company has provided the Reinsurer with such notice (the "Recapture Date").

          Section 9.4. Recapture Payments. On the Recapture Date, the Company shall be entitled to withdraw an amount equal to a portion of the Required Balance attributable to the Covered Insurance Contracts reinsured hereunder from the SLDI Reserve Trust as consideration for assumption by the Company of the Reinsured Liabilities under the recaptured Covered Insurance Contracts. In the event that the fair market value of the assets in the SLDI Reserve Trust exceeds the Required Balance (the "Excess Amount"), and the fair market value of the assets in the SLDI Security Trust Account is less than the amount required by Exhibit A to the SLDI Security Trust Agreement on the Recapture Date (the "Shortfall Amount"), the Company shall also be permitted to withdraw such Excess Amount equal to the pro-rata portion of the Shortfall Amount attributable to the Covered Insurance Contracts reinsured hereunder. In addition, the Company shall be entitled to withdraw a pro-rata portion of the remaining balance in the SLDI Security Trust Account attributable to the Covered Insurance Contracts hereunder less any amounts owed to the Reinsurer under this Agreement as of the Recapture Date.

                                    ARTICLE X
                                 INDEMNIFICATION

          Section 10.1. Reinsurer's Obligation to Indemnify. The Reinsurer hereby agrees to indemnify, defend and hold harmless the Company and its Affiliates and their respective directors, officers and employees (collectively, the "Company Indemnified Parties") from and against all losses, liabilities, claims, expenses (including reasonable attorneys' fees and expenses) and damages reasonably and actually incurred by the Company to the extent arising from (i) any breach of the representations, warranties, and covenants of the Reinsurer contained in this Agreement, except to the extent that such losses, liabilities, claims, expenses (including reasonable attorneys' fees and expenses) and damages are attributable to acts or omissions of a person who is a director, officer, employee, agent, representative, successor, or permitted assign of the Company or any of its Affiliates, unless such person is acting at the direction or request of the Reinsurer, and (ii) any successful enforcement of this indemnity.

          Section 10.2. Company's Obligation to Indemnify. The Company hereby agrees to indemnify, defend and hold harmless the Reinsurer and its Affiliates and their respective directors, officers and employees (collectively, the "Reinsurer Indemnified Parties") from and against all losses, liabilities, claims, expenses (including reasonable attorneys' fees and expenses) and damages reasonably and actually incurred by the Reinsurer to the extent arising from (i) any breach of the representations, warranties and covenants of the Company contained in this Agreement, except to the extent that such losses, liabilities, claims, expenses (including reasonable attorneys' fees and expenses) and damages are attributable to acts or omissions of a person who is a director, officer, employee (other than in such employee's capacity as an employee of the Company), agent, representative, successor, or permitted assign of the Reinsurer or any of its Affiliates, and (ii) any successful enforcement of this indemnity.

          Section 10.3. Certain Definitions and Procedures. In the event either the Reinsurer or the Company shall have a claim for indemnity against the other party under the terms of this Agreement, the parties shall follow the procedures set forth in Article X of the Asset Purchase Agreement.

                                   ARTICLE XI
                                  MISCELLANEOUS

          Section 11.1. Notices. Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be delivered personally, sent by registered or certified, postage prepaid, or by overnight courier with written confirmation of delivery. Any such notice shall be deemed given when so delivered personally, or if mailed, on the date shown on the receipt therefor, or if sent by overnight courier, on the date shown on the written confirmation of delivery. Such notices shall be given to the following address:

To Company:          Security Life of Denver International Limited
                     Attention: President
                     c/o ING North America Insurance Corporation
                     5780 Powers Ferry Road NW
                     Atlanta, GA 30327


With a concurrent
copy to:             B. Scott Burton
                     Corporate General Counsel
                     ING North America Insurance Corporation
                     5780 Powers Ferry Road NW
                     Atlanta, GA  30327

                     and


                     David A. Massey, Esq.
                     Sutherland Asbill & Brennan LLP
                     1275 Pennsylvania Ave., NW
                     Washington, DC 20004-2415

To the Reinsurer:    Scottish Re Life (Bermuda) Limited
                     Crown House, Third Floor
                     4 Par-la-ville Road
                     Hamilton HM 08 Bermuda
                     Attention: General Counsel

With a concurrent
copy to:

                     Scottish Re (U.S.), Inc.
                     13840 Ballantyne Corporate Place, Suite 500
                     Charlotte, NC  28277
                     Attention:  General Counsel

                     and

                     Stephen G. Rooney, Esq.
                     LeBoeuf, Lamb, Greene & MacRae, LLP
                     125 W. 55th Street
                     New York, NY 10019

          Section 11.2. Entire Agreement. This Agreement may not be amended or modified in any respect whatsoever except by instrument in writing signed by the parties hereto. This Agreement, the Asset Purchase Agreement, the other Related Agreements and the Confidentiality Agreement, and other documents delivered pursuant hereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements understanding negotiations, discussions, whether oral or written, of the parties and there are no general or specific warranties, representations or other agreements by or among the parties in connection with the entering into of this Agreement or the subject matter hereof except as specifically set forth or contemplated herein.

          Section 11.3. Captions. The captions of this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

          Section 11.4. Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts entered into therein, without reference to principles of choice of law or conflicts of laws. Each party hereto irrevocably and unconditionally submits to the exclusive jurisdiction of any State or Federal Court sitting in New York, over any suit, action or proceeding arising out of or relating to this Agreement. Each party hereto agrees that service of any process, summons, notice or document by hand in Bermuda, addressed to such party, with a concurrent copy by U.S. registered mail, shall be effective service of process for any action, suit or proceeding brought against such party in such court. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each party hereto agrees that final judgment in any such action, suit or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in any other courts to whose jurisdiction such party may be subject, by suit upon such judgment.

          Section 11.5. No Third Party Beneficiaries. Except as otherwise expressly set forth in any provision of this Agreement, nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          Section 11.6. Expenses. Except as otherwise provided herein, the parties hereto shall each bear their respective expenses incurred in connection with the negotiation, preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of counsel, actuaries and other representatives.

          Section 11.7. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. Each counterpart may be delivered by facsimile transmission, which transmission shall be deemed delivery of an originally executed document.

          Section 11.8. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. If any provision of this Agreement is so broad as to be unenforceable, that provision shall be interpreted to be only so broad as is enforceable.

          Section 11.9. Waiver of Jury Trial; Multiplied and Punitive Damages. Each of the parties hereto irrevocably waives, with respect to any first party action filed by the other party (but not as to any action by one party against the other seeking indemnification for a third party claim against the party initiating the action, to the extent that such damages may be recoverable as part of the indemnification by the indemnified party) (i) any and all right to trial by jury, and (ii) any right to punitive, incidental, consequential or multiplied damages, either pursuant to common law or statute, in any legal proceedings arising out of or related to this Agreement or the transactions contemplated hereby.

          Section 11.10. Treatment of Confidential Information.

          (a) The parties agree that, other than as contemplated by this Agreement and to the extent permitted or required to implement the transactions contemplated by this Agreement, the parties will keep confidential and will not use or disclose the other party's Confidential Information and the terms and conditions of this Agreement, including, without limitation, the exhibits and schedules hereto, except as otherwise required by Applicable Law or any order or ruling of any state insurance regulatory authority, the Securities and Exchange Commission or any other Governmental Authority.

          (b) The confidentiality obligations contained in this Agreement or in any other agreement between the parties hereto, as they relate to the reinsurance hereunder, shall not apply to the federal tax structure or federal tax treatment of this Agreement and each party hereto may disclose to any and all persons, without limitation of any kind, the federal tax structure and federal tax treatment of this Agreement; provided, that such disclosure may not be made until the earliest of (x) the date of the public announcement of discussions relating to this Agreement, (y) the date of the public announcement of this Agreement, or (z) the date of the execution of this Agreement. The preceding sentence is intended to cause this Agreement to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose. Subject to the provision with respect to disclosure in the first sentence of this subsection
(b), each party hereto acknowledges that it has no proprietary or exclusive rights to the federal tax structure of this Agreement or any federal tax matter or federal tax idea related to this Agreement.

          Section 11.11. Assignment. This Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Except as provided below in this Section 11.11, neither party may assign any of its duties or obligations hereunder without the prior written consent of the other party. The Reinsurer shall be entitled to assign its administrative duties hereunder without the prior written consent of the Company, unless the person or entity to whom such duties are to be assigned is not, at the time of such assignment, a subsidiary of the Reinsurer, in which event the Reinsurer shall obtain the prior written consent of the Company, such consent not to be unreasonably withheld.

          Section 11.12. Service of Process. The Reinsurer hereby designates The Corporation Trust Company as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company.

                                  ARTICLE XII
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

          Section 12.1. Representations, Warranties, and Covenants of the Reinsurer. For purposes of perfecting the security interest in the SLDI Reserve Trust Account and the SLDI Security Trust Account, the Reinsurer hereby represents and warrants to the Company, and covenants for the benefit of the Company, as follows:

          (a) The Reinsurer is a stock insurance company organized under the laws of Bermuda. From the date of creation until the date hereof, the chief executive office of the Reinsurer within the meaning of section 9-307 of the UCC has been (and, immediately following the date hereof, will be) located in Hamilton, Bermuda. The Reinsurer shall not change its jurisdiction of organization or its chief executive office (within the meaning of section 9-307 of the UCC), except upon thirty (30) calendar days' prior written notice to the Company. In the event that the Reinsurer changes its jurisdiction of organization or the location of its chief executive office, it will only change to a jurisdiction of organization or change the location of its chief executive office to a jurisdiction in the United States. The Reinsurer's true corporate name, as reflected in its organization documents of record in Bermuda, is (and, for the past five years, has been) that set forth in the preamble hereto.

          (b) The Reinsurer owns and will own its interest in the assets in the SLDI Reserve Trust Account and the SLDI Security Trust Account free and clear of any security interest in, or lien or adverse claim on, such assets. From and after the date hereof, the Reinsurer will not authorize the filing of any other financing statement with respect to any asset in the SLDI Reserve Trust Account or the SLDI Security Trust Account, nor authorize the granting of "control" (as defined in the UCC) over any of such asset to any Person other than the Company. From and after the date hereof, the Reinsurer will not grant any further security interest in, or lien on, the assets in the SLDI Reserve Trust Account or the SLDI Security Trust Account.

          (c) The Reinsurer will do, execute or otherwise authenticate, acknowledge and deliver, or cause to be done, executed or otherwise authenticated, acknowledged and delivered, such instruments of transfer or other records, and take such other steps or actions, as the Company may reasonably deem necessary to create, perfect or preserve the security interest granted to the Company by Section 4.2 hereof and under the SLDI Security Trust Agreement or to ensure that such security interest remains prior to any and all other security interests, liens or other interests of any other Person; and the Reinsurer hereby authorizes the Company, in the Reinsurer's name or otherwise, to take, or cause to be taken, any of the foregoing steps or actions upon any failure by the Reinsurer to comply with any written request of the Company in respect of any matter subject to this Section 12.1(c).

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

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective December 31, 2004.


                                  SECURITY LIFE OF DENVER INTERNATIONAL LIMITED

                                  By: /s/ David Pendergrass
                                      -----------------------------------------
                                  Name: David Pendergrass
                                  Title: Vice President



                                  SCOTTISH RE LIFE (BERMUDA) LIMITED


                                  By: /s/ Elizabeth Murphy
                                      -----------------------------------------
                                  Name: Elizabeth Murphy
                                  Title: CFO